EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Friendly Ice Cream Corporation (the “Company”) for the period ended July 3, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Cutter, as Chief Executive Officer and President of the Company, and Paul V. Hoagland, as Executive Vice President of Administration and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOHN L. CUTTER
Name:	John L. Cutter
Title:	Chief Executive Officer and President (Principal
Executive Officer)
Date:	August 4, 2005

By:	/s/ PAUL V. HOAGLAND
Name:	Paul V. Hoagland
Title:	Executive Vice President of Administration and Chief
Financial Officer (Principal Financial Officer)
Date:	August 4, 2005